                                                                Exhibit 99.1


               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements give effect to the merger, contemplated by the Agreement and Plan of Reorganization among OnDisplay, Inc, ObiOne Acquisition Corporation, Oberon Software Incorporated and a Stockholder Representative pursuant to which a subsidiary of OnDisplay would merge with and into Oberon Software Incorporated, using the purchase method of accounting and include pro forma adjustments described in the accompanying notes. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements of OnDisplay and Oberon.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                                           PRO FORMA     PRO FORMA
                                                 ONDISPLAY     OBERON     ADJUSTMENTS    COMBINED
                                                 ---------    --------    -----------    ---------
ASSETS
Current Assets:
  Cash and cash equivalents....................  $109,617     $  8,053     $     --      $117,670
  Trade accounts receivable, net...............     4,419        1,411           --         5,830
  Prepaid and other current assets.............     1,171          206           --         1,377
                                                 --------     --------     --------      --------
          Total current assets.................   115,207        9,670           --       124,877
Property and equipment, net....................     1,581          850           --         2,431
Deposits and other assets......................       314           25           --           339
Goodwill and other intangible assets...........        --           --      189,320       189,320
                                                 --------     --------     --------      --------
          Total assets.........................  $117,102     $ 10,545     $189,320      $316,967
                                                 --------     --------     --------      --------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable.............................  $  1,262     $    748     $     --      $  2,010
  Accrued liabilities..........................     2,989          742           --         3,731
  Deferred revenue.............................     2,617        1,135       (1,135)        2,617
  Current portion of long term debts...........     1,199          959           --         2,158
                                                 --------     --------     --------      --------
          Total current liabilities............     8,067        3,584       (1,135)       10,516
  Long term debts, net of current portion......     2,338        3,416           --         5,754
  Deferred credit..............................        --        1,492       (1,492)           --
                                                 --------     --------     --------      --------
          Total liabilities....................    10,405        8,492       (2,627)       16,270
Stock and additional paid in capital...........   168,882       38,903      171,097       378,882
Deferred stock-based compensation..............   (29,175)          --           --       (29,175)
Notes receivable from stockholders.............    (1,788)          --           --        (1,788)
Accumulated deficit............................   (31,222)     (36,850)      20,850       (47,222)
                                                 --------     --------     --------      --------
          Total stockholders' equity...........   106,697        2,053      191,947       300,697
                                                 --------     --------     --------      --------
          Total liabilities and stockholders'
            equity.............................  $117,102     $ 10,545     $186,947      $316,967
                                                 --------     --------     --------      --------

         See accompanying notes to the pro forma financial statements.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                         PRO FORMA     PRO FORMA
                                             ONDISPLAY       OBERON      ADJUSTMENT     COMBINED
                                             ----------    ----------    ----------    ----------
License revenue............................  $    6,839    $    2,814     $     --     $    9,653
Service and other revenue..................       4,259         2,515           --          6,774
                                             ----------    ----------     --------     ----------
          Total revenue....................      11,098         5,329           --         16,427
                                             ----------    ----------     --------     ----------
Cost of license revenue....................           7           220           --            227
Cost of service and other revenue..........       4,251         1,720           --          5,971
                                             ----------    ----------     --------     ----------
          Total cost of revenue............       4,258         1,940           --          6,198
                                             ----------    ----------     --------     ----------
Gross profit...............................       6,840         3,389           --         10,229
Operating expenses:
  Sales and marketing......................      11,917         5,531           --         17,448
  Research and development.................       4,714         4,189           --          8,903
  General and administrative...............       3,418           954           --          4,372
  In process research and development......          --            --       16,000         16,000
  Amortization of goodwill and other
     intangible assets.....................          --            --       47,722         47,722
  Amortization of deferred stock-based
     compensation..........................       3,697            --           --          3,697
                                             ----------    ----------     --------     ----------
          Total operating expenses.........      23,746        10,674       63,722         81,142
                                             ----------    ----------     --------     ----------
Loss from operations.......................     (16,906)       (7,285)     (63,722)       (70,913)
Other income, net..........................         138           171           --            309
                                             ----------    ----------     --------     ----------
Net loss...................................  $  (16,768)   $   (7,114)    $(63,722)    $  (70,604)
                                             ==========    ==========     ========     ==========
Net loss per share -- basic and diluted....  $    (3.70)   $    (1.15)                 $   (10.94)
                                             ==========    ==========                  ==========
Shares used in per share
  calculation -- basic and diluted.........   4,533,282     6,211,162                   6,455,653
                                             ==========    ==========                  ==========

         See accompanying notes to the pro forma financial statements.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS

NOTE 1 -- PRO FORMA BASIS OF PRESENTATION:

     The unaudited pro forma combined balance sheet as of December 31, 1999 reflects the combination of the financial statements of OnDisplay and Oberon as of December 31, 1999 and the unaudited pro forma combined statement of operations reflects the combined results of operations of OnDisplay and Oberon or if the merger had taken place on January 1, 1999.

     These unaudited pro forma combined financial statements reflect the issuance of 1,922,371 shares of OnDisplay common stock in exchange for an aggregate of 21,088,410 shares of Oberon common and preferred stock (estimated outstanding as of the effective date) in connection with the merger, based on the Exchange Ratio of 0.091 as set forth in the following table:

Oberon Common and preferred stock and warrants outstanding
  as of December 31, 1999...................................  21,088,410
Exchange ratio..............................................       0.091
Number of shares of OnDisplay common stock exchanged........   1,922,371
Number of shares of OnDisplay common stock outstanding at
  December 31, 1999.........................................  19,647,303
                                                              ----------
Number of shares of combined company common stock
  outstanding after the completion of the merger............  21,569,674
                                                              ==========

     The actual number of shares of OnDisplay common stock to be issued will be determined at the Effective Time based on the number of shares of Oberon common stock outstanding at that date. In addition, based on the number of Oberon options estimated to be outstanding at the Effective Time, OnDisplay would assume options to purchase 343,180 shares of OnDisplay common stock. The actual number of options to be assumed will depend on the actual number of Oberon options outstanding at the Effective Time.

     The total estimated purchase price of Oberon has been calculated as follows (in thousands):

Value of securities issued..................................  $176,041
Assumption of Oberon options................................    28,959
                                                              --------
                                                               205,000
Estimated transaction costs and expenses....................     5,000
                                                              --------
          Total estimated purchase cost.....................  $210,000
                                                              ========

     The value of the securities issued has been based on the average of the closing market price of OnDisplay for the period January 10th through January 14, 2000, the date on which the merger was publicly announced.

     The preliminary purchase price allocation is as follows (in thousands):

                                                                    ANNUAL       USEFUL
                                                      AMOUNT     AMORTIZATION     LIVES
                                                     --------    ------------    -------
Tangible net assets..............................    $  4,680          N/A           N/A
In-process research & development................      16,000          N/A           N/A
Developed technologies...........................       4,700      $ 1,567       3 years
Goodwill.........................................     184,620       46,155       4 years
                                                     --------      -------
                                                     $210,000      $47,722
                                                     ========      =======

NOTE 2 -- PRO FORMA ADJUSTMENTS:

     The unaudited pro forma combined financial statements give effect to the allocation of the total purchase price to the assets and liabilities of Oberon based on their respective fair values and the related amortization over the estimated useful lives of amounts allocated to intangible assets, including goodwill. The unaudited pro forma combined balance sheet also reflect the write off of in-process research and development at December 31, 1999. The unaudited pro forma combined statement of operations reflects the write off of in-process research & development as of December 31, 1999. The unaudited pro forma net loss per share is based on the weighted average number of shares of OnDisplay common stock outstanding during the year plus the shares issued in the merger, assumed to have been issued on January 1, 1999.

     SELECTED COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

     The following tabulation reflects (a) the historical net income and book value per share of OnDisplay common stock in comparison with the pro forma net income and book value per share after giving effect to the proposed merger, accounted for as a "purchase", with Oberon Software Incorporated; and (b) the historical net income and book value per share of Oberon Software Incorporated common and preferred stock on an "as converted" basis stock in comparison with the equivalent pro forma net income and book value per share attributable to
0.091 of a share of OnDisplay, Inc. common stock which will be received for each share of Oberon Software Incorporated. The information presented in this tabulation should be read in conjunction with the unaudited pro forma combined financial statements and the separate financial statements of the respective companies and the notes thereto appearing elsewhere herein.

       ONDISPLAY, INC. (YEAR ENDED DECEMBER 31, 1999)         HISTORICAL     PRO FORMA
       ----------------------------------------------         ----------    ------------
Net Loss per share..........................................    $(3.70)       $(10.94)
Book value per share........................................    $ 5.77        $ 14.73

                                                                             EQUIVALENT
OBERON SOFTWARE INCORPORATED (YEAR ENDED SEPTEMBER 30, 1999)  HISTORICAL    PRO FORMA(1)
------------------------------------------------------------  ----------    ------------
Net loss per share..........................................    $(0.33)       $ (1.00)
Book value per share........................................    $ 0.23        $  1.34

---------------
(1) Pro forma amounts for OnDisplay, Inc. multiplied by 0.091, the exchange ratio.